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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
/x/	Soliciting Material Pursuant to §240.14a-12
GENZYME TRANSGENICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTACT: Genzyme Transgenics Thomas E. Newberry, Vice President, Corporate Communications (p) 508-270-2374 (f) 508-370-3797	Burns McClellan, Inc. Jonathan M. Nugent (investors) Kathy Jones (media) (p) 212-213-0006 (f) 212-213-4447

GENZYME TRANSGENICS CORPORATION SEEKS STOCKHOLDER APPROVAL
FOR NAME CHANGE

FRAMINGHAM, MA—April 17, 2002—Genzyme Transgenics (Nasdaq: GZTC) ("GTC") today announced that it will be proposing that stockholders approve changing the company's name to GTC Biotherapeutics, Inc. This proposal is being submitted to a vote by stockholders of record as of April 1, 2002. Approval of this proposal requires that a majority of the shares outstanding vote in favor either by proxy or in person at GTC's Annual Meeting of Stockholders, which will be held at 2:00 p.m., May 22, 2002, at the State Street Bank Board Room in Boston, Massachusetts.

"This proposed name change will help everyone from investors to the general public more quickly recognize our progress, as well as our strategic and financial independence," stated Geoffrey F. Cox, GTC's Chairman, President and CEO. Dr. Cox continued, "GTC Biotherapeutics accomplishes this while highlighting the familiar initials by which we are already known. The GTC Biotherapeutics name also recognizes our participation in the broader field in which we operate."

A definitive proxy statement including this new name is being filed with the Securities and Exchange Commission and will be mailed to the stockholders of record.

Genzyme Transgenics stockholders are urged to read the company's annual proxy statement when it is mailed to them because it will contain important information regarding the annual meeting. The annual proxy statement has been filed with the Securities and Exchange Commission and may be obtained free of charge both at the commission's Web site (www.sec.gov) and from the company.

GTC is a leader in developing medicines from the milk of transgenic dairy animals. Many of the medicines under development are monoclonal antibodies and immunoglobulin fusion proteins or other therapeutic proteins for conditions such as rheumatoid arthritis, HIV/AIDS and cancer. To date, GTC has formed more than a dozen collaboration agreements which provide for production of specific proteins. Additional information, including a copy of the proxy statement, is available on the GTC web site, http://www.transgenics.com.

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GENZYME TRANSGENICS CORPORATION SEEKS STOCKHOLDER APPROVAL FOR NAME CHANGE